Exhibit 99.2

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of November 16, 2015, is entered into by and among MPLX LP, a Delaware limited partnership (“Parent”), MPLX GP LLC, a Delaware limited liability company and the general partner of Parent (“Parent GP”), and Sapphire Holdco LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub” and, with Parent and Parent GP, the “Parent Entities”), and each of the Persons set forth on Schedule A hereto (each, a “Unitholder”), as investment adviser, manager or general partner on behalf of various record and beneficial owners. All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Unitholder is the discretionary investment adviser, manager or general partner with respect to various record and beneficial owners (as defined in Rule 13d-3 under the Exchange Act) that own the aggregate number of Common Units set forth opposite such Unitholder’s name on Schedule A (all such units set forth on Schedule A next to the Unitholder’s name specify those units held as of October 5, 2015 (and not sold before the date of this Agreement), which is the record date for holders of Common Units entitled to vote on the transactions contemplated by the Merger Agreement and is referred to as the “Record Date”) (all such units being referred to herein as the “Subject Units”); and

WHEREAS,  the Parent Entities, Marathon Petroleum Corporation, a Delaware corporation and the ultimate parent of Parent GP (“MPC”), and MarkWest Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), have entered into an Agreement and Plan of Merger, dated July 11, 2015, as amended on November 10, 2015 (as it may be further amended pursuant to the terms thereof, including pursuant to the Amendment (as defined below), the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Partnership, upon the terms and subject to the conditions set forth therein (the “Merger”) in accordance with the DRULPA, whereby each issued and outstanding Common Unit will be converted into the right to receive the consideration set forth in the Merger Agreement;

WHEREAS, concurrently with the execution and delivery hereof, the Parent Entities, MPC and the Partnership are entering into Amendment No. 2 to the Agreement and Plan of Merger (the “Amendment”), providing for an Exchange Ratio of 1.09 Parent Units and cash in an amount of $6.20 per Common Unit (the “Specified Consideration”);

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
AGREEMENT TO VOTE

1.1          Agreement to Vote. Subject to the terms of this Agreement, and so long as the Unitholders remain entitled to receive not less than the Specified Consideration, each Unitholder hereby irrevocably and unconditionally agrees that, until the Termination Date with respect to such Unitholder, at any annual or special meeting of the unitholders of the Partnership, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the unitholders of the Partnership, such Unitholder shall, in each case to the fullest extent that such Unitholder’s Subject Units are entitled to vote thereon, and unless otherwise directed in writing by Parent: (a) appear at each such meeting or otherwise cause all such Subject Units to be counted as present thereat for purposes of determining a quorum; and (b) vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of its Subject Units (i) in favor of the (A) approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and, (B) without limitation of the preceding clause (A), approval of any proposal to adjourn or postpone the Partnership Unitholders Meeting to a later date if there are not sufficient votes for approval and adoption of the Merger Agreement on the date on which the Partnership Unitholders Meeting is held; and (ii) against any Alternative Proposal and against any other action, agreement or transaction involving the Partnership that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone, discourage or otherwise impair the consummation of the Merger or the other transactions contemplated by the Merger Agreement; and (iii) against any other action or agreement that would result in a breach of any obligation of the Partnership in the Merger Agreement. Each Unitholder shall retain at all times the right to vote the Subject Units in such Unitholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Partnership’s unitholders generally.

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE UNITHOLDERS

Each Unitholder represents and warrants, on its own account with respect to the Subject Units, to the Parent Entities as to such Unitholder on a several basis, that:

2.1          Authorization; Binding Agreement. Such Unitholder is duly organized and validly existing in good standing under the Laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within such Unitholder’s entity powers and have been duly authorized by all necessary entity actions on the part of such Unitholder, and such Unitholder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Unitholder and constitutes a valid and binding obligation of such Unitholder enforceable against such Unitholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

2.2          Non-Contravention. Neither the execution and delivery of this Agreement by such Unitholder nor the consummation by such Unitholder of the transactions contemplated hereby, nor compliance by such Unitholder with any of the terms or provisions of this Agreement, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws (or other similar governing documents), (ii) (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to such Unitholder or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, such Unitholder under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation, to which such Unitholder is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any asset of such Unitholder, except, in the case of clauses (ii)(x), (ii)(y) and (iii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations, Liens, purchases or acquisitions as, individually or in the aggregate, would not prevent or materially impair the consummation of the transactions contemplated hereby.

2.3          Ownership of Subject Units; Total Units. Such Unitholder is the discretionary investment adviser, manager or general partner with respect to various record and beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of all such Unitholder’s Subject Units. The respective owners of the Subject Units for which the Unitholder is the investment adviser, manager or general partner has good and marketable title to all such Subject Units free and clear of any Liens, except for any such Lien that may be imposed pursuant to (i) this Agreement, (ii) the Partnership Agreement, (iii) any applicable restrictions on transfer under the Securities Act or any state securities law, or (iv) any leverage transactions pursuant to which the Subject Units serve as collateral (collectively, “Permitted Liens”). The Common Units listed on Schedule A opposite such Unitholder’s name constitute all of the Common Units beneficially owned as of the Record Date by the respective owners of the Subject Units for which the Unitholder is the investment adviser or general partner.

2.4          Voting Power. Such Unitholder has full voting power with respect to all such Unitholder’s Subject Units, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Unitholder’s Subject Units. None of such Unitholder’s Subject Units are subject to any unitholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Units, except as provided hereunder.

2.5          Absence of Litigation. With respect to such Unitholder, as of the date hereof, there is no Proceeding pending against, or, to the actual knowledge of such Unitholder, threatened in writing against such Unitholder or any of such Unitholder’s properties or assets (including any Subject Units beneficially owned by such Unitholder) before or by any Governmental Authority that could reasonably be expected to prevent or materially delay or impair the consummation by such Unitholder of the transactions contemplated by this Agreement or otherwise materially impair such Unitholder’s ability to perform its obligations hereunder.

2.6          Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from the Parent Entities or the Partnership in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Unitholder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARENT ENTITIES

The Parent Entities represent and warrant to the Unitholders that:

3.1          Organization and Qualification. Each of the Parent Entities is a duly organized and validly existing entity in good standing under the Laws of the jurisdiction of its organization. All of the issued and outstanding capital stock of Merger Sub is owned directly or indirectly by Parent.

3.2          Authority for this Agreement. Each of the Parent Entities has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Parent Entities have been duly and validly authorized by all necessary entity action on the part of each of the Parent Entities, and no other entity proceedings on the part of the Parent Entities are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by the Parent Entities and, assuming the due authorization, execution and delivery by the Unitholders, constitutes a legal, valid and binding obligation of each of the Parent Entities, enforceable against each of the Parent Entities in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

ARTICLE IV
MISCELLANEOUS

4.1          Documentation and Information. Such Unitholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to Parent).  Parent acknowledges it has been advised by each Unitholder of an obligation and intent of that Unitholder to file a Schedule 13D with the SEC with respect to the Unitholder’s obligations under this Agreement, and Parent consents to that filing.  Such Unitholder consents to and hereby authorizes the Parent Entities and the Partnership to publish and disclose in all documents and schedules filed with the SEC or other Governmental Authority or applicable securities exchange, to the extent Parent determines such filing is required by applicable Law or regulation, and any press release or other disclosure document that the Parent Entities reasonably determine to be necessary or advisable in connection with the Merger and any other transactions contemplated by the Merger Agreement, such Unitholder’s identity and ownership of the Subject Units, the existence of this Agreement and the nature of such Unitholder’s commitments and obligations under this Agreement, and such Unitholder acknowledges that the Parent Entities and the Partnership may, in their respective sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange.  For the avoidance of doubt, no consent of the Unitholder shall be required to file and accurately describe contracts to which any Unitholder is a party or is otherwise referenced therein in compliance with Parent’s reporting obligations under the Securities Exchange Act of 1934. Such Unitholder agrees to promptly give Parent and the Partnership any information it may reasonably require for the preparation of any such disclosure documents, and such Unitholder agrees to promptly notify Parent and the Partnership, as applicable, of any required corrections with respect to any written information supplied by such Unitholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

4.2          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and sent by facsimile, by electronic mail, by nationally recognized overnight courier service or by registered mail and will be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail at the email address specified in Section 8.9 of the Merger Agreement or facsimile at the facsimile telephone number specified in Section 8.9 of the Merger Agreement, in either case, prior to 5:00 p.m. (New York City time) on a Business Day and, in each case, a copy is sent on such Business Day by nationally recognized overnight courier service, (b) the Business Day after the date of transmission, if such notice or communication is delivered via electronic mail at the email address specified in Section 8.9 of the Merger Agreement or facsimile at the facsimile telephone number specified in Section 8.9 of the Merger Agreement, in each case, later than 5:00 p.m. (New York City time) on any date and earlier than 12 midnight (New York City time) on the following date and a copy is sent no later than such date by nationally recognized overnight courier service, (c) when received, if sent by nationally recognized overnight courier service (other than in the cases of clauses (a) and (b) above), or (d) upon actual receipt by the party to whom such notice is required to be given if sent by registered mail. The address for such notices and communications will be as set forth (i) if to any Parent Entity, to the address or facsimile number set forth in Section 8.9 of the Merger Agreement and (ii) if to a Unitholder, to such Unitholder’s address or facsimile number set forth on a signature page hereto, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to each other party hereto.

4.3          Termination. This Agreement shall terminate automatically with respect to a Unitholder, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the entry without the prior written consent of such Unitholder into any amendment or modification to the Merger Agreement or any waiver of any of the Partnership’s rights under the Merger Agreement, in each case, that results in a decrease in the Exchange Ratio or Cash Consideration (in each case, as defined in the Merger Agreement on the date hereof), or (d) the mutual written consent of Parent and such Unitholder (the date of termination with respect to any Unitholder being referred to herein as the “Termination Date”). Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 4.3 shall relieve any party from liability for any breach of this Agreement prior to termination hereof and (y) the provisions of this Article IV shall survive any termination of this Agreement.

4.4          Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment,

by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.

4.5          Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

4.6          Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent, but no such assignment will relieve Parent, Parent GP or Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 4.6 will be null and void.

4.7          Counterparts. This Agreement may be executed in counterparts (each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement) and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

4.8          Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with Schedule A, and the other documents and certificates delivered pursuant hereto, (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and thereof and (b) will not confer upon any Person other than the parties hereto any rights (including third-party beneficiary rights or otherwise) or remedies hereunder.

4.9          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)           This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

(b)           Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. The parties hereto further agree that the mailing by certified or registered mail, return receipt requested, (i) if to any Parent Entity, to the address or facsimile number set forth in Section 8.9 of the Merger Agreement and (ii) if to a Unitholder, to such Unitholder’s address set forth on a signature page hereto, or to such other address as such party may hereafter specify for the purpose by notice to each other party hereto, of any process required by any such court will constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(c)           EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

4.10        Specific Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 4.10 in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party further agrees that no party will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

4.11        Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

4.12        Interpretation.

(a)           The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

(b)           The parties hereto have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as jointly drafted by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.

4.13        Further Assurances. Each Unitholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform its obligations under this Agreement.

4.14        Unitholder Obligation Several and Not Joint. The obligations of each Unitholder hereunder shall be several and not joint, and no Unitholder shall be liable for any breach of the terms of this Agreement by any other Unitholder.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

The parties are executing this Agreement on the date set forth in the introductory clause.

PARENT:
MPLX LP

By:	MPLX GP LLC,
its general partner

By:	/s/ G.R. Heminger
Name: G.R. Heminger
Title: Chairman and Chief Executive Officer

PARENT GP:
MPLX GP LLC

By:	/s/ G.R. Heminger
Name: G.R. Heminger
Title: Chairman and Chief Executive Officer

MERGER SUB:
SAPPHIRE HOLDCO LLC

By:	/s/ P.K.M. Beall
Name: P.K.M. Beall
Title: President

[Signature Page to Voting Agreement]

UNITHOLDER

KAYNE ANDERSON CAPITAL ADVISORS, L.P., as investment adviser, manager or general partner

By:	/s/ David Shladovsky
Name: David Shladovsky
Title: General Counsel

UNITHOLDER

KA FUND ADVISORS, LLC, as investment adviser, manager or general partner

By:	/s/ James Baker
Name: James Baker
Title: Managing Director

[Signature Page to Voting Agreement]

Schedule A

Name of Unitholder; Address	Number of Common Units
Kayne Anderson Capital Advisors, L.P. 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 E-mail address: dshladovsky@kaynecapital.com and jbaker@kaynecapital.com	2,792,961

KA Fund Advisors, LLC 811 Main Street, 14th Floor Houston, TX 77002 dshladovsky@kaynecapital.com and jbaker@kaynecapital.com	8,344,758